FOR IMMEDIATE RELEASE

For further information contact:                            David O'Reilly
                                                            James R. Batten
                                                            (417) 862-3333
________________________________________________________________________________

O'REILLY AUTOMOTIVE REPORTS RECORD SALES AND EARNINGS FOR THE THIRD QUARTER AND
                         COMPARABLE STORE SALES OF 8.3%
________________________________________________________________________________

Springfield, MO, October 28, 2003 -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq: ORLY) today announced record revenues and earnings for the third quarter of 2003, representing 40 quarters of record revenues and earnings for O'Reilly since becoming a public company in April 1993.

Net income for the third quarter ended September 30, 2003, totaled $29.5 million, up 22.6% from $24.1 million for the same period in 2002. Diluted earnings per common share for the third quarter of 2003 increased 20.0% to $0.54 on 54.9 million shares compared to $0.45 for the third quarter of 2002 on 53.7 million shares. Product sales for the third quarter ended September 30, 2003, totaled $412.2 million, up 14.6% from $359.6 million for the same period a year ago. Gross profit for the third quarter of 2003 increased to $175.7 million (or 42.6% of product sales) from $152.2 million (or 42.3% of product sales) for the third quarter of 2002, representing an increase of 15.4%.

Net income for the first nine months of 2003 totaled $76.2 million, up 20.4% from $63.3 million for the same period a year ago. Diluted earnings per common share for the first nine months of 2003 increased 18.6% to $1.40 on 54.3 million shares versus $1.18 a year ago on 53.7 million shares. Product sales for the first nine months of 2003 totaled $1.14 billion, up 14.7% from $998.2 million in the first nine months of the previous year. Gross profit for the first nine months of 2003 increased to $482.3 million (or 42.1% of product sales) from $422.4 million (or 42.3% of product sales) for the first nine months of 2002, representing an increase of 14.2%.

Comparable store product sales for stores open at least one year increased 8.3% and 7.2% for the third quarter and first nine months of 2003, respectively.

"The hard work and dedication of Team O'Reilly can be seen in yet another record breaking quarter," stated David O'Reilly, co-chairman and chief executive officer. "An operating margin of 11.7%, net margin of 7.2% and comparable store sales of 8.3% highlighted this quarter's results. Our positive free cash flow has allowed us to reduce our outstanding indebtedness by more than $80 million this year. We are also excited to have expanded into Virginia this quarter, bringing our presence to 18 contiguous states."

The Company will host a conference call Wednesday, October 29, 2003, at 10:00 a.m. central time to discuss its results as well as future expectations. The call will be available by web cast at www.oreillyauto.com, www.vcall.com or www.streetevents.com. Investors may listen to the conference call live on the Company web site, www.oreillyauto.com, by clicking "News". A replay will also be available on the web site shortly after the call.

O'Reilly Automotive is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,074 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, Tennessee, Texas and Virginia as of September 30, 2003.

The Company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals and regulations, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described in these forward-looking statements. Please refer to the Risk Factors sections of the Company's Form 10-K for the year ended December 31, 2002, for more details.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                September 30,      December 31,
                                                   2003                 2002
                                              ---------------    ---------------
                                                (Unaudited)          (Note)
                                                       (In thousands)
Assets
Current assets:
   Cash                                         $     33,045       $     29,333
   Accounts receivable, net                           55,870             45,421
   Amounts receivable from vendors                    51,715             42,918
   Inventory                                         538,463            504,098
   Deferred income taxes                               5,514              5,040
   Other current assets                                4,719              4,235
                                              ---------------    ---------------
         Total current assets                        689,326            631,045

Property and equipment, at cost                      589,309            491,523
Accumulated depreciation and amortization            167,071            137,922
                                              ---------------    ---------------
         Net property and equipment                  422,238            353,601

Notes receivable                                       1,793              1,880
Other assets                                          27,260             22,893
                                              ---------------    ---------------
Total assets                                    $  1,140,617       $  1,009,419
                                              ===============    ===============

Liabilities and shareholders' equity
Current liabilities:
   Income taxes payable                         $     23,950       $      9,798
   Accounts payable                                  154,767             85,370
   Accrued payroll                                    15,327             15,257
   Accrued benefits and withholdings                  28,881             19,165
   Other current liabilities                          25,701             17,150
   Current portion of long-term debt                     407                682
                                              ---------------    ---------------
          Total current liabilities                  249,033            147,422

Long-term debt, less current portion                 110,216            190,470
Deferred income taxes                                 25,237             15,939
Other liabilities                                      7,133              5,064

Shareholders' equity:
   Common stock, $0.01 par value:
      Authorized shares - 90,000,000
      Issued and outstanding shares -
       54,279,497 at September 30, 2003,
       and 53,371,242 at December 31, 2002               543                534
   Additional paid-in capital                        291,310            269,030
   Retained earnings                                 457,145            380,960
                                              ---------------    ---------------
Total shareholders' equity                           748,998            650,524
                                              ---------------    ---------------
Total liabilities and shareholders' equity      $  1,140,617       $  1,009,419
                                              ===============    ===============



Note: The balance sheet at December 31, 2002, has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                                           Three Months Ended          Nine Months Ended
                                                                              September 30,              September 30,
                                                                      --------------------------  --------------------------
                                                                            2003         2002          2003        2002
                                                                      ------------  ------------  ------------  ------------
                                                                                 (In thousands, except per share data)
Product sales                                                         $   412,182   $   359,579   $ 1,144,769   $   998,249

Cost of goods sold, including warehouse and distribution expenses         236,529       207,383       662,457       575,839
                                                                      ------------  ------------  ------------  ------------
Gross profit                                                              175,653       152,196       482,312       422,410
Operating, selling, general and administrative expenses                   127,291       111,473       355,883       315,280
                                                                      ------------  ------------  ------------  ------------
Operating income                                                           48,362        40,723       126,429       107,130
Other expense, net                                                         (1,179)       (1,972)       (4,594)       (5,370)
                                                                      ------------  ------------  ------------  ------------
Income before income taxes                                                 47,183        38,751       121,835       101,760

Provision for income taxes                                                 17,650        14,655        45,650        38,475
                                                                      ------------  ------------  ------------  ------------
Net income                                                            $    29,533   $    24,096   $    76,185   $    63,285
                                                                      ============  ============  ============  ============
Net income per common share                                           $      0.55   $      0.45   $      1.42   $      1.19
                                                                      ============  ============  ============  ============
Net income per common share - assuming dilution                       $      0.54   $      0.45   $      1.40   $      1.18
                                                                      ============  ============  ============  ============
Weighted-average common shares outstanding                                 54,090        53,187        53,711        53,044
                                                                      ============  ============  ============  ============
Adjusted weighted-average common shares
      outstanding - assuming dilution                                      54,864        53,715        54,282        53,675
                                                                      ============  ============  ============  ============

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)


                                                              September 30,
                                                       -------------------------
                                                           2003          2002
                                                       -----------   -----------
Inventory turnover (1)                                       1.64          1.65
Inventory turnover, net of payables (2)                      2.16          1.97

AP to Inventory (3)                                          28.7%         18.9%
Debt-to-capital (4)                                          12.9%         20.4%
Return on equity (5)                                         13.8%         13.6%
Return on assets (6)                                          9.0%          9.1%

Square footage (in thousands)                               6,989         6,150

Store count:
  New stores, net                                              33            29
  Total stores                                              1,074           958

Total employment                                           15,660        14,420


                                                           Three Months Ended
                                                              September 30,
                                                       -------------------------
                                                           2003          2002
                                                       -----------   -----------
  Capital Expenditures                                 $   32,448    $   27,266
  Depreciation & Amortization                          $   10,651    $    9,691
  Interest Expense                                     $    1,546    $    2,402
  Lease & Rental Expense                               $    8,559    $    8,027

Sales per weighted-average
  square foot (7)                                      $    57.63    $    56.71

Sales per weighted-average store
  (in thousands) (8)                                   $      380    $      369



(1) Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the average of beginning and ending inventory for the same period used in determining the numerator.

(2) Calculated as cost of sales divided by average inventory less accounts payable. Average inventory is calculated as the average of beginning and ending inventory for the same period used in determining the numerator.

(3)  Accounts payable divided by inventory.

(4) The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders' equity.

(5) Last 12 months net income divided by average shareholders' equity. Average shareholders' equity is calculated by taking a simple average of the beginning and ending shareholders' equity for the same period used in determining the numerator.

(6) Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7) Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.

(8)  Total  sales  less  jobber  sales,  divided  by  weighted-average   stores.
     Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.


                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
             RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                   (Unaudited)


                                                     Three Months Ended         Nine Months Ended
                                                        September 30,               September 30,
                                                 ------------------------    ------------------------
                                                    2003          2002          2003          2002
                                                 ----------    ----------    ----------    ----------
                                                                     (In thousands)
Net cash provided by operating activities        $   59,164    $   44,305    $  172,119    $  105,124

Capital expenditures                                 32,448        27,266       100,047        72,610
                                                 ----------    ----------    ----------    ----------
Free cash flow                                   $   26,716    $   17,039    $   72,072    $   32,514
                                                 ==========    ==========    ==========    ==========
